© 2016 Copyright. National MI Information Supplement Second Quarter 2016

1 Without Reinsurance Reinsurance NIW 1,000,000 Cession 25% Coverage 25% Ceding Commission 20% Insured Risk 250,000 Reinsurer's Margin 20% Price 0.500% Loss Ratio 2% Expense Ratio 20% Without Reinsurance Impact of Cession With Reinsurance Profit Commission Impact of Cession % of Gross Cession Accounting Classification Direct Premiums 5,000 (1,250) 3,750 Ceded Premiums 1,250 100% Premium Revenue Profit Commission - 725 725 Ceded Losses (25) -2% Losses Ceding Commission (250) -20% Underwriting Expense Net Premiums 5,000 (525) 4,475 Reinsurer's Margin (250) -20% Profit Commission 725 58% Premium Revenue Losses 100 (25) 75 Expenses 1,000 (250) 750 Pretax Income 3,900 (250) 3,650 Reinsurance Illustration For illustration only: actual terms of any reinsurance treaty may vary This illustration is based on terms of recent mortgage insurance industry reinsurance agreements. In this illustration, the reinsurer receives a margin equal to 20% of the ceded premiums, while the originating insurer receives a pre-tax margin of up to 80% of the ceded premium. Assumptions

2 Second Quarter 2016: Continued High Performance $919 $1,460 $1,582 $2,029 $2,492 $3,700 $777 $1,089 $2,051 $2,518 $1,762 $2,138 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Strong NIW Growth Monthly Single $1,696 $2,549 $3,633 $4,547 $4,254 $5,838

3 2Q16 Financial Highlights 4.8 7.2 10.6 14.8 18.6 23.6 $5.7 $7.6 $11.6 $15.7 $18.7 $24.9 0 5 10 15 20 25 30 0 5 10 15 20 25 30 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 In suran ce in F o rc e $B ill io n s P re m iu m Ea rn e d $ M ill io n s Insurance-in-Force & Primary Premiums Earned Primary Insurance in Force Premium Earned - Primary $18.4 $20.9 $19.7 $21.7 $22.7 $23.2 $- $5 $10 $15 $20 $25 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Ex p en se s $mi lli o n s Underwriting & Operating Expenses $millions 276 271 286 517 546 576 158 163 161 100 84 78 $0 $100 $200 $300 $400 $500 $600 $700 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Cash & Investments $millions Insurance Companies Holding Company $(7.8) $(10.4) $(4.8) $(4.8) $(3.9) $2.0 -$15 -$10 -$5 $0 $5 $10 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Net Income (Loss) $millions $654$630

4 Primary Portfolio Metrics <679, 3.4% 680-699, 6.4% 700-719, 9.9% 720-739, 13.1% 740-759, 16.6% 760+, 50.6% Primary RIF By FICO Score as of June 30, 2016

5 Growing Customer Base 64 195 305 436 570 664 735 777 842 906 964 1023 1061 1061 6 19 43 55 145 222 288 320 366 419 469 504 522 692 4 9 22 35 94 180 251 291 340 391 427 469 518 649 - 200 400 600 800 1,000 1,200 N u m b e r o f C u st o m e rs Customers with Approved Master Policies and Those Generating Applications, NIW During the Period Master Policies Generating Apps Generating NIW 2016 YTD: • Signed up 97 new customers to master policies • Generated NIW with 124 new active customers